Exhibit (J) under Form N-1A
                                                                 Exhibit 23
                            under item 601/RegS-K



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A No. 33-21321), and to the incorporation by reference therein of our report dated October 18, 2001 on the financial statements of the Hibernia Funds (comprising, Hibernia Capital Appreciation Fund, Hibernia Louisiana Municipal Income Fund, Hibernia Mid Cap Equity Fund, Hibernia Total Return Bond Fund, Hibernia U.S. Government Income Fund,
Hibernia Cash Reserve Fund and Hibernia U.S. Treasury Money Market Fund) included in its Annual Report to shareholders for the year ended August 31, 2001.

                                                       /s/ Ernst & Young LLP
                                                       ERNST & YOUNG LLP

Boston, Massachusetts
October 23, 2001